Prospectus Supplement                                                                                                                                                                                                                                                                                                                                                                                                                                     Filed Pursuant to Rule 424(b)(5)

(To Prospectus dated April 29, 2021)                                                                                                                                                                                                                                                                                                                                                                                                        Registration No. 333-252682

9,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 7,153,847 Shares of Common Stock

Warrants to Purchase up to 16,153,847 Shares of Common Stock

We are offering on a “best efforts” basis 9,000,000 shares of our common stock, $0.001 par value per share (the “Shares”). The purchase price of each Share is $1.30. We are also offering pre-funded warrants to purchase up to 7,153,847 shares of our common stock to the purchaser whose purchase of additional Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of this offering (the “Pre-Funded Warrants”). The purchase price of each Pre-Funded Warrant is equal to $1.30, which is equal to the sale price of the Shares minus $0.0001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full.

The Shares and Pre-Funded Warrants are being sold together with warrants to purchase up to 16,153,847 shares of our common stock (the “Common Stock Purchase Warrants” and together with the Shares and the Pre-Funded Warrants, the “Securities”). Each Common Stock Purchase Warrant has an exercise price per share of $1.31, will be exercisable six months after its issuance and will expire on the fifth anniversary of the original issuance date.

The Shares, Pre-Funded Warrants and Common Stock Purchase Warrants can only be purchased together in this offering but will be issued separately and will be immediately separable upon issuance.

The Securities are being sold in this offering to certain investors under a securities purchase agreement dated April 28, 2022 between us and the investors.

Our common stock is traded on the Nasdaq Capital Market under the symbol “OEG.” On April 28, 2022, the last reported sale price of our common stock on the Nasdaq Capital Market was $1.31 per share. There is no established public trading market for the Pre-Funded Warrants or the Common Stock Purchase Warrants and we do not expect a market to develop. In addition, we do not intend to apply for a listing of the Pre-Funded Warrants or the Common Stock Purchase Warrants on any national securities exchange or other nationally recognized trading system.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

We have engaged A.G.P. / Alliance Global Partners, or the placement agent, as our exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of Securities. We have agreed to pay the placement agent fees set forth in the table below. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information.

	PER SHARE AND ACCOMPANYING WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING WARRANT	TOTAL
Public offering price	$1.30	$1.2999	$21,000,000.00
Placement agent fees(1)	$0.08	$0.08	$1,269,692.31
Proceeds to OEG (before expenses)	$1.22	$1.2188	$19,740,000.00

(1)

We have agreed to pay the placement agent a placement agent’s fee equal to 6% of the aggregate purchase price of the Shares and Pre-Funded Warrants sold in this offering, excluding any Shares or Pre-Funded Warrants sold. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for a description of the compensation payable to the Placement Agent.

Delivery of the Securities is expected to be made on or about May 3, 2022.

A.G.P.

Prospectus Supplement dated April 28, 2022

Table of Contents

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-3
SPECIAL CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS	S-4
PROSPECTUS SUPPLEMENT SUMMARY	S-5
THE OFFERING	S-8
RISK FACTORS	S-9
USE OF PROCEEDS	S-13
DIVIDEND POLICY	S-13
DILUTION	S-13
PLAN OF DISTRIBUTION	S-14
LEGAL MATTERS	S-17
EXPERTS	S-17
WHERE YOU CAN FIND MORE INFORMATION	S-18
INFORMATION INCORPORATED BY REFERENCE	S-18
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	S-19

Prospectus

ABOUT THIS PROSPECTUS	7
WHO WE ARE	7
RISK FACTORS	9
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DESCRIPTION OF CAPITAL STOCK	12
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
LEGAL OWNERSHIP OF SECURITIES	28
PLAN OF DISTRIBUTION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	34
WHERE YOU CAN FIND ADDITIONAL INFORMATION	34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	35
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	36

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement and the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-9, in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the offering of the Securities. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we may authorize for use in connection with this offering in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Where You Can Find More Information; Incorporation by Reference.” These documents contain important information that you should consider when making your investment decision.

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein or therein. The second part, the accompanying prospectus, including the documents incorporated by reference into the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to the combined document consisting of this prospectus supplement and the accompanying prospectus. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein that was filed with the Securities and Exchange Commission (the “SEC”) before the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus —the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein or therein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We are responsible for the information contained in, or incorporated by reference into, this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and the placement agent has not, authorized any other person to provide you with different information, and neither we nor the placement agent take any responsibility for any other information that others may give you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus supplement or the accompanying prospectus, including any free writing prospectus that we have authorized for use in this offering.

You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

We are offering to sell, and seeking offers to buy, and the placement agent are soliciting offers to buy, Securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Securities and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless otherwise stated, all references in this prospectus supplement to “we,” “us,” “our,” “Orbital,”, “OEG”, the “Company” and similar designations refer to Orbital Energy Group, Inc. This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain trademarks, service marks and trade names of Advaxis, Inc., including our name and logo. Other trademarks, service marks and trade names referred to in this prospectus supplement or the accompanying prospectus or the information incorporated by reference herein and therein are the property of their respective owners.

SPECIAL CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain certain statements that constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Any and all statements contained in this prospectus supplement or incorporated by reference herein that are not statements of historical fact may be deemed forward-looking statements. Terms such as “may,” “might,” “would,” “should,” “could,” “project,” “estimate,” “pro-forma,” “predict,” “potential,” “strategy,” “anticipate,” “attempt,” “develop,” “plan,” “help,” “believe,” “continue,” “intend,” “expect,” “future” and terms of similar import (including the negative of any of the foregoing) may be intended to identify forward-looking statements. However, not all forward-looking statements may contain one or more of these identifying terms. Those statements appear in this prospectus supplement or are incorporated by reference herein, and include statements regarding the intent, belief or current expectations of the company and management that are subject to known and unknown risks, uncertainties and assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to those discussed in the section titled “Risk Factors” set forth above.

These statements are not guarantees of future performance and are subject to numerous risks, uncertainties, and assumptions that are difficult to predict.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not assume any obligation to update any forward-looking statement. We disclaim any intention or obligation to update or revise any forward-looking statement contained herein or incorporated by reference herein, whether as a result of new information, future events or otherwise.

PROSPECTUS SUPPLEMENT SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus supplement or incorporated in this prospectus supplement and the accompanying prospectus by reference. This summary does not contain all of the information you should consider before buying securities in this offering. You should carefully read this entire prospectus supplement, the accompanying base prospectus and any related free writing prospectus, including each of the documents incorporated herein or therein by reference, before making an investment decision. Investors should carefully consider the information set forth under “Risk Factors” in this prospectus supplement on page S-9, in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You also should carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, other information and the exhibits to the registration statement of which the accompanying prospectus is a part.

Corporate Overview

Orbital Energy Group, Inc. and subsidiaries (Nasdaq: OEG), formerly known as CUI Global Inc., are collectively referred to as ‘‘Orbital Energy Group,’’ the “Company,” or “OEG.” Orbital Energy Group is a Colorado corporation organized on April 21, 1998 with its principal place of business located at 1924 Aldine Western, Houston, Texas 77038, phone (832) 467-1420. The Company is a diversified infrastructure services company serving customers in the electric power, telecommunications, and renewable markets. Our website address is www.OrbitalEnergyGroup.com. Information contained in our website is not incorporated by reference into this prospectus supplement and should not be considered to be a part of this prospectus supplement. You should not rely on our website or any such information in making your decision whether or not to purchase our common stock.

In the fourth quarter of 2021, the Company's continuing operations were reclassified into three reportable segments, which include the Electric Power segment, the Telecommunications segment, and the Renewables segment. The Company’s corporate overhead activities are included in the Other segment category. Orbital Energy Group has continuing operations in two countries, including the United States and India.

In December 2021, the Company substantially reduced operations of its Integrated Energy Infrastructure Solutions and Services segment comprised of Orbital Gas Systems, North America, and Orbital Gas Systems, Ltd. (Orbital-UK). The Company considered these two subsidiaries discontinued operations in December 2021.

Electric Power Segment

Front Line Power Construction, LLC, and Subsidiary (Eclipse Foundation Group, Inc.) and Orbital Power, Inc.

The Electric Power segment consists of Front Line Power Construction, LLC based in Houston, Texas, Orbital Power, Inc. based in Dallas, Texas, and Eclipse Foundation Group based in Gonzales, Louisiana. The segment provides comprehensive network solutions to customers in the electric power industry. Services performed by Front Line Power and Orbital Power, Inc. generally include the design, installation, upgrade, repair and maintenance of electric power transmission and distribution infrastructure and substation facilities as well as emergency restoration services.. Eclipse Foundation Group, which began operations in January 2021, is a drilled shaft foundation construction company that specializes in providing services to the electric transmission and substation, industrial, telecommunication and disaster restoration market sectors, with expertise performing services in water, marsh and rock terrains.

Telecommunications Segment

Gibson Technical Services, LLC and Subsidiaries (IMMCO, Inc. and Full Moon Telecom, LLC)

The Telecommunications segment consists of Gibson Technical Services (GTS) along with its subsidiaries IMMCO, Inc., based in Atlanta, Georgia and Full Moon Telecom, LLC based in Florida. GTS provides engineering, design, construction, and maintenance services to the broadband and wireless telecommunication industries and was acquired by the Company effective April 13, 2021. IMMCO, Inc. provides enterprise solutions to the cable and telecommunication industries and was acquired by the Company effective July 28, 2021. Full Moon Telecom, LLC provides telecommunication services including an extensive array of wireless service capabilities and was acquired by the Company effective October 22, 2021.

Renewables Segment

Orbital Solar Services, LLC.

Orbital Solar Services, LLC (OSS), based in Raleigh, North Carolina, makes up the Renewables segment. OSS provides engineering, procurement and construction (“EPC”) services that support the development of renewable energy generation focused on utility-scale solar construction.

Discontinued Operations

On December 28, 2021, the Orbital Energy Group, Inc. Board of Directors approved management’s recommendation for certain restructuring and costs reduction actions to strategically reposition the Company’s business to focus on a strategy to build an infrastructure services company serving the electric power, telecommunications and renewable markets by authorizing divestment of two (2) Orbital Gas subsidiaries, Orbital Gas Systems, North America, Inc. (“OGSNA”) and Orbital Gas Systems, Ltd. (“Orbital UK”). These two subsidiaries provide proprietary gas measurement and sampling technologies and integration of process control and measuring/sampling systems.

THE OFFERING

Common stock to be offered by us	9,000,000 Shares of our common stock.
Common shares outstanding after this offering *	98,661,737*
Pre-Funded Warrants

We are also offering Pre-Funded Warrants to purchase up to 7,153,847 shares of our Common Stock to the purchaser whose purchase of additional Shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 9.99% of our outstanding common stock immediately following the consummation of this offering. The purchase price of each Pre-Funded Warrant is equal to $1.2999, which is equal to the purchase price of the Shares minus $0.001, the exercise price of each Pre-Funded Warrant. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of any Pre-Funded Warrants sold in this offering.

Common Stock Purchase Warrants

We are also offering Common Stock Purchase Warrants to purchase an aggregate of 16,153,847 shares of our common stock. The Shares and the Pre-Funded Warrant are being sold together with the Common Stock Purchase Warrants. Each Common Stock Purchase Warrants has an exercise price per share of $1.31, will be exercisable six months after its issuance, and will expire on the fifth anniversary of the original issuance date. This offering also relates to the offering of the shares of common stock issuable upon exercise of the Common Stock Purchase Warrants.

Best Efforts

We have agreed to issue and sell the Securities offered hereby to the investors through the placement agent, and the placement agent has agreed to offer and sell such Securities on a “best efforts” basis. The placement agent is not required to sell any specific number or dollar amount of the Securities offered hereby, but will use its best efforts to sell such Securities. See “Plan of Distribution” on page S-14 of this prospectus supplement.

Use of Proceeds

We intend to use the net proceeds from the sale of our securities under this prospectus supplement primarily for general corporate purposes, which may include operating expenses, working capital, future acquisitions or share repurchases, general capital expenditures and satisfaction of debt obligations. See “Use of Proceeds” on page S-13.

Risk Factors

Before investing in our common stock, you should carefully read and consider the “Risk Factors” beginning on page S-9 of this prospectus supplement, and the risks set forth under the caption of Item 1A Risk Factors included in our most recent Annual Report on Form 10-K and 10-K/A for the year ended December 31, 2021, and any documents incorporated by reference, into this Prospectus Supplement for certain considerations relevant and risk factors associated with an investment in our common stock.

Nasdaq Market Symbol	“OEG”

* The number of shares of common stock outstanding after this offering is based on approximately 86,876,540 shares of common stock outstanding as of April 28, 2022, and a total offering of an aggregate of 9,000,000 shares of our common stock and excludes as of December 31, 2021, 237,985 shares of common stock issuable upon the exercise of stock options outstanding and 4,130,665 additional shares of common stock reserved for issuance under our equity incentive plans.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or warrants or settlement of restricted stock units after April 28, 2022, including, for the avoidance of doubt, any Pre-Funded Warrants, or Common Stock Purchase Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide to invest in our securities, you should consider carefully the risks described below and the risks discussed in the sections entitled "Risk Factors" in our most recent Annual Report on Form 10-K, the other filings we make with the Securities and Exchange Commission from time to time and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. We expect to update these Risk Factors from time to time in the periodic and current reports that we file with the SEC after the date of this prospectus supplement. These updated Risk Factors will be incorporated by reference in this prospectus supplement and the accompanying prospectus. Please refer to these subsequent reports for additional information relating to the risks associated with investing in our common stock and the accompanying warrant. If any of such risks and uncertainties actually occurs, our business, financial condition, and results of operations could be severely harmed. This could cause the trading price of our common stock to decline, and you could lose all or part of your investment.

Risks Related to this Offering

Resales of our common stock in the public market by our stockholders as a result of this offering may cause the market price of our common stock to fall.

Sales of a substantial number of shares of our common stock could occur at any time. The issuance of new shares of our common stock could result in resales of our common stock by our current stockholders concerned about the potential ownership dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock that could result in further dilution to investors purchasing our common stock in this offering or result in downward pressure on the price of our common stock. We may sell shares of our common stock or other securities in any other offering at prices that are higher or lower than the prices paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders.

Our management will have broad discretion over the use of the net proceeds from this offering, you may not agree with how we use the proceeds and the proceeds may not be invested successfully.

We have not designated any portion of the net proceeds from this offering to be used for any particular purpose. Accordingly, our management will have broad discretion as to the use of the net proceeds from this offering and could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest the net proceeds in a way that does not yield a favorable, or any, return for our company.

We will need to raise additional funding to consummate future acquisitions and fund our working capital needs. Additional financing may not be available on acceptable terms, or at all. Failure to obtain additional capital may force us to delay, limit, or terminate our efforts or other operations.

The expected net proceeds of this offering may not be sufficient for us to fund any of our businesses in the future. We may continue to seek funds through equity or debt financings, collaborative or other arrangements with corporate sources, or through other sources of financing. Additional funding may not be available to us on acceptable terms, or at all. Any failure to raise capital as and when needed could have a negative impact on our financial condition and on our ability to pursue our business plans and strategies.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

The public offering price per share may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase securities in this offering, you will pay an effective price per share of common stock you acquire that substantially exceeds our net tangible book value per share after this offering. In addition, if previously issued options to acquire common stock are exercised at prices below the offering price, you will experience further dilution. See “Dilution” for a more detailed discussion of the dilution you may incur in connection with this offering.

This offering may cause the trading price of our common stock to decrease.

The price per share, together with the number of shares of common stock we propose to issue and ultimately will issue if this offering is completed, may result in an immediate decrease in the market price of our common stock. This decrease may continue after the completion of this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common stock. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

If we or any of our subsidiaries default on any installment or installments for indebtedness or leases which defaults in the aggregate are material to our financial position taken as a whole our ability to raise capital via use of Form S-3 will be restricted.

General Instructions – I.A.5.i of Form S-3 states that in order for us to be eligible to use Form S-3, neither the registrant nor its subsidiaries can be in default on indebtedness in the period after filing of the last annual report, which for us would be our Form 10-K and 10-K/A for the year ended December 31, 2021. We have incurred substantial debt associated with our acquisition of Front Line Power Construction, LLC (“FLP”) in November 2021. We have an installment payment due of $35,000,000 on May 16, 2022 in connection with the FLP seller notes. We have significant monthly debt service obligations to the financial institutions that assisted us in financing the acquisition of FLP. We also have other material periodic debt and lease obligations as set forth in our December 31, 2021 audited financial statements. There is no assurance that we can continue to make timely payments on our debt and lease obligations, or that we can re-negotiate the terms of such obligations so as to avoid a default on our debt or lease obligations material to our overall financial position which would restrict our use of Form S-3. The inability to utilize a Form S-3 to raise additional capital to help service our debt and lease obligations would have material adverse effect on our future capital raising efforts.

There is no public market for the Pre-Funded Warrants or the Common Stock Purchase Warrants being offered in this offering.

There is no established public trading market for the Pre-Funded Warrants or the Common Stock Purchase Warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the Pre-Funded Warrants or the Common Stock Purchase Warrants on any securities exchange or nationally recognized trading system. Without an active market, the liquidity of the Pre-Funded Warrants or the Common Stock Purchase Warrants will be limited.

Holders of our Pre-Funded Warrants or the Common Stock Purchase Warrants will have no rights as a common stockholder until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of your Pre-Funded Warrants or the Common Stock Purchase Warrants, you will have no rights with respect to shares of our common stock issuable upon exercise of your Pre-Funded Warrants or the Common Stock Purchase Warrants. Upon exercise of your Pre-Funded Warrants or the Common Stock Purchase Warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

If we do not maintain a current and effective prospectus relating to the common stock issuable upon exercise of the Pre-Funded Warrants or the Common Stock Purchase Warrants, public holders will only be able to exercise such Pre-Funded Warrants or the Common Stock Purchase Warrants on a “cashless basis.”

If we do not maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of the Pre-Funded Warrants or the Common Stock Purchase Warrants at the time that holders wish to exercise such warrants, they will only be able to exercise them on a “cashless basis,” and under no circumstances would we be required to make any cash payments or net cash settle such warrants to the holders. As a result, the number of shares of common stock that holders will receive upon exercise of the Pre-Funded Warrants or the Common Stock Purchase Warrants will be fewer than it would have been had such holders exercised their Pre-Funded Warrants or the Common Stock Purchase Warrants for cash. Under the terms of the Pre-Funded Warrants or the Common Stock Purchase Warrants, we have agreed to use our best efforts to maintain a current and effective prospectus relating to the shares of common stock issuable upon exercise of such warrants until the expiration of such warrants. However, we cannot assure you that we will be able to do so. If we are unable to do so, the potential “upside” of the holder’s investment in our company may be reduced.

The Pre-Funded Warrants are speculative in nature.

The Pre-Funded Warrants offered hereby do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the common stock issuable upon exercise of such warrants at an exercise price of $0.0001 per share of common stock. Moreover, following this offering, the market value of the Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their public offering price. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Pre-Funded Warrants, and consequently, whether it will ever be profitable for holders of the Pre-Funded Warrants to exercise the Pre-Funded Warrants.

The Common Stock Purchase Warrants may not have any value.

Each Common Stock Purchase Warrants have an exercise price per share of $1.31, are exercisable six months after their issuance and will expire on the fifth anniversary of their original issuance date. In the event our common stock price does not exceed the exercise price of the Common Stock Purchase Warrants during the period when the warrants are exercisable, the Common Stock Purchase Warrants may not have any value.

This offering is being conducted on a “best efforts” basis.

The placement agent is offering the shares on a “best efforts” basis, and the placement agent are under no obligation to purchase any shares for their own account. The placement agent is not required to sell any specific number or dollar amount of shares of common stock in this offering but will use their best efforts to sell the securities offered in this prospectus supplement. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated.

Provisions of the Pre-Funded Warrants and Common Stock Purchase Warrants offered by this prospectus could discourage an acquisition of us by a third party.

Certain provisions of the Pre-Funded Warrants and Common Stock Purchase Warrants offered by this prospectus could make it more difficult or expensive for a third party to acquire us. The Pre-Funded Warrants and Common Stock Purchase Warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the Pre-Funded Warrants and Common Stock Purchase Warrants. Further, the Pre-Funded Warrants and Common Stock Purchase Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, holders of such warrants will have the right, at their option, to require us to repurchase such Pre-Funded Warrants and Common Stock Purchase Warrants at a price described in such warrants. These and other provisions of the Pre-Funded Warrants and Common Stock Purchase Warrants offered by this prospectus could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

USE OF PROCEEDS

We intend to use the net proceeds from this offering for general corporate purposes, which may include operating expenses, working capital, future acquisitions or share repurchases, general capital expenditures and satisfaction of debt obligations. We have not determined the amount of net proceeds to be used specifically for such purposes.

This expected use of net proceeds from this offering and our existing cash and cash equivalents represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve.  The amounts and timing of our actual expenditures may vary significantly depending on numerous factors.  As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any products, businesses or technologies that are definitive or probable to close. Pending the use of any net proceeds from this offering, we expect to invest the net proceeds in short-term interest-bearing instruments.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

DILUTION

If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. Our net tangible book value as of December 31, 2021, was approximately $(147.3) million, or $(1.80) per share of common stock. Net tangible book value per share is determined by dividing the net of total tangible assets less total liabilities, by the aggregate number of shares of common stock outstanding as of December 31, 2021.

The following table illustrates this per share dilution:

Public offering price per Share		$1.30
Net tangible book value per share as of December 31, 2021	$(1.80)
Increase per share attributable to new investors	$0.50
As adjusted net tangible book value per share as of December 31, 2021, after giving effect to this offering		$1.30
Dilution per share to new investors purchasing shares in this offering		$2.60

The number of shares of common stock to be outstanding immediately after the offering is based on 81,906,676 shares of common stock outstanding as of December 31, 2021 and assumes the exercise of the Pre-Funded Warrants. The number of shares outstanding as of December 31, 2021 excludes:

●

237,985 shares of our common stock issuable upon exercise of stock options outstanding at a weighted average exercise price of $6.14 per share and 4,130,665 additional shares reserved for issuance under our equity incentive plan.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise or forfeiture of the outstanding options or warrants or settlement of restricted stock units after December 31, 2021, including, for the avoidance of doubt, any Common Stock Purchase Warrants but not the Pre-Funded Warrants, which are assumed will be exercised for purposes of the above dilution calculation.

PLAN OF DISTRIBUTION

A.G.P./Alliance Global Partners, which we refer to herein as the placement agent, has agreed to act as our exclusive placement agent in connection with this offering subject to the terms and conditions of the placement agency agreement dated April 28, 2022. The placement agent is not purchasing or selling any of the Securities offered by this prospectus supplement, nor is it required to arrange the purchase or sale of any specific number or dollar amount of Securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Securities offered hereby. Therefore, we will enter into a securities purchase agreement directly with investors in connection with this offering and we may not sell the entire amount of Securities offered pursuant to this prospectus supplement.

We will deliver the Securities being issued to the investor upon receipt of investor funds for the purchase of the Securities offered pursuant to this prospectus supplement. We expect to deliver the Shares, Pre-Funded Warrants and Common Stock Purchase Warrants being offered pursuant to this prospectus supplement on or about May 3, 2022.

We have agreed to indemnify the placement agent against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the placement agent may be required to make in respect thereof.

Fees and Expenses

We have engaged A.G.P. / Alliance Global Partners, or the placement agent, as our exclusive placement agent in connection with this offering. This offering is being conducted on a “best efforts” basis and the placement agent has no obligation to buy any of the Securities from us or to arrange for the purchase or sale of any specific number or dollar amount of Securities. We have agreed to pay the placement agent fees set forth in the table below.

	PER SHARE AND ACCOMPANYING WARRANT	PER PRE-FUNDED WARRANT AND ACCOMPANYING WARRANT	TOTAL
Public offering price	$1.30	$1.2999	$21,000,000.00
Placement agent fees(1)	$0.08	$0.08	$1,269,692.31
Proceeds to OEG (before expenses)	$1.22	$1.2188	$19,740,000.00

(1)

We have agreed to pay the placement agent a placement agent’s fee equal to 6% of the aggregate purchase price of the Shares and Pre-Funded Warrants sold in this offering, excluding any Shares or Pre-Funded Warrants sold.

We have also agreed to reimburse the placement agent at closing for legal and other expenses incurred by them in connection with the offering in an amount not to exceed $50,000. We estimate the total expenses payable by us for this offering, excluding the placement agent fees and expenses, will be approximately $65,000.

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the shares sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agent acting as principal. Under these rules and regulations, the placement agent:

●	may not engage in any stabilization activity in connection with our securities; and
●

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Listing

Our common stock is listed on the Nasdaq Capital Market under the trading symbol “OEG.”

Lock-Up Agreements

Our directors have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our shares of common stock during a period ending 90 days after the date of this prospectus supplement, without first obtaining the written consent of A.G.P./Alliance Global Partners. Specifically, these individuals have agreed, in part, not to:

●

sell, offer, contract or grant any option to sell (including any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-l(h) under the Securities Exchange Act of 1934, as amended;

●

enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our securities, whether any such transaction is to be settled by delivery of our shares of common stock, in cash or otherwise;

●	make any demand for or exercise any right with respect to the registration of any of our securities;
●	publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge;
●	or other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

In addition, we have agreed that (i) we will not conduct any issuances of our common stock for a period of 90 days following closing of this offering and that (ii) we will not conduct any sales of common stock under our at-the-market facility or under our existing equity line with A.G.P./Alliance Global Partner for a period of 90 days following the closing of this offering, and shall otherwise not enter into a variable rate transaction for a period of 6 months following the closing of this offering.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Other Activities and Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have, from time to time, performed, and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they received or will receive customary fees and expenses.

In the ordinary course of their various business activities, the placement agent and certain of its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us and our affiliates. If the placement agent or its affiliates have a lending relationship with us, they routinely hedge their credit exposure to us consistent with their customary risk management policies. The placement agent and its affiliates may hedge such exposure by entering into transactions that consist of either the purchase of credit default swaps or the creation of short positions in our securities or the securities of our affiliates, including potentially the common stock offered hereby. Any such short positions could adversely affect future trading prices of the common stock offered hereby. The placement agent and certain of its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement in electronic format may be made available on a website maintained by each Agent, and each Agent may distribute this prospectus supplement electronically.

On December 31, 2020, we sold an aggregate of 5,555,556 shares of our common stock in a registered direct offering to certain accredited investors. A.G.P./Alliance Global Partners acted as a placement agent for the offering.  In connection with the offering, we paid the placement agent approximately $650,000 for commissions and expense reimbursement.

On January 13, 2021, we sold an aggregate of 10,000,000 shares of our common stock in a registered direct offering to certain accredited investors. A.G.P./Alliance Global Partners acted as a placement agent for the offering.  In connection with the offering, we paid the placement agent approximately $2,150,000 for commissions and expense reimbursement.

On July 23, 2021, we sold an aggregate of 10,410,959 shares of our common stock in a registered direct offering to certain accredited investors. A.G.P./Alliance Global Partners acted as a placement agent for the offering.  In connection with the offering, we paid the placement agent approximately $2,330,000 for commissions and expense reimbursement.

On April 20, 2022, we entered into a Sales Agreement with A.G.P./Alliance Global Partners and Craig-Hallum Capital Group LLC, as sales agents, pursuant to which we may offer and sell, from time to time, through or to the agents, as sales agents and/or principals up to $50,000,000 in shares of our common stock. Under the terms of the sales agreement, the agents will be entitled to a commission at a fixed rate of four percent (4.0%) of the gross proceeds from each sale of any shares under the sales agreement.

LEGAL MATTERS

Certain legal matters relating to the offering of the Securities under this prospectus supplement will be passed upon for us by Johnson, Pope, Bokor, Ruppel & Burns, LLP, Clearwater, Florida. Sullivan & Worcester LLP, New York, New York, is counsel for the placement agent in connection with this offering.

EXPERTS

The financial statements, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at http://www.OrbitalEnergyGroup.com/investors. The contents on our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our securities. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC (excluding any portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

●	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 31, 2022;
●	our amended Annual Report on Form 10-K/A for the year ended December 31, 2021, filed with the Commission on April 19, 2022;
●	our definitive proxy statement on Schedule 14A in connection with our annual meeting of stockholders filed with the Commission on August 10, 2021;
●	the description of our common stock contained in the Form S-3/A, dated April 6, 2021,

filed with the Commission April 6, 2021;

●	our Current Reports on 8-K/A and 8-K filed on January 3, 2022, January 13, 2022, April 4, 2022, April 4, 2022, April 15, 2022 and April 20, 2022; and
●	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35407), filed with the SEC under Section 12 of the Exchange Act on January 26, 2012.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus supplement until the termination of the offering of securities contemplated by this prospectus supplement shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information were included in this prospectus supplement.

You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of these documents.

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered:

(i)	a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus;
(ii)	we will provide this information upon written or oral request;
(iii)	we will provide this information at no cost to the requester.

Contact us at:	Orbital Energy Group, Inc. 1924 Aldine Western Houston, Texas 77038

Phone us at:	(832) 467-1420
Email us at:	Investors@OrbitalEnergyGroup.com
Copies online at:	www.OrbitalEnergyGroup.com

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934 (collectively, the "Acts"), as amended, it is the position of the Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

Prospectus	Filed Pursuant to Rule 424(b)(2)
Registration No. 333-252682

$150,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

INVESTING IN OUR SECURITIES INVOLVES RISKS, INCLUDING BUT NOT LIMITED TO THE VOLATILITY OF OUR STOCK PRICE. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES DESCRIBED UNDER THE HEADING "RISK FACTORS" ON PAGE 9 AND CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, ANY RELATED FREE WRITING PROSPECTUS AND OUR FILINGS MADE WITH THE SECURITIES AND EXCHANGE COMMISSION THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

From time to time, we may offer and sell our common stock, preferred stock, debt securities, warrants, rights to purchase such securities, either individually or in units, with an aggregate offering price of up to $150,000,000 in one or more offerings, in amounts, at prices and on terms determined at the time of any such offering.

Our common stock is listed on the Nasdaq Capital Market under the symbol "OEG." As of March 31, 2021, the aggregate market value of our outstanding common stock was approximately $284,058,206 million based on 46,566,919 shares of outstanding stock, of which 44,787,133 shares are held by non-affiliates. On March 31, 2021, the last reported sale price for our common stock on the NASDAQ Capital Market was $6.10 per share. During calendar year 2020, our common stock traded at a low of $0.49 and a high of $2.47. From the beginning of 2021 through March 31, 2021, our common stock traded at a low of $2.08 and a high of $9.86. We do not believe that this volatility corresponds to any recent change in our financial condition. However, such factors as: (1) our move into the renewable energy space (specifically solar); (2) the increased market interest in alternative energy stocks; (3) our recent press release outlining our commitment to bringing greater diversity and opportunities for underrepresented minority groups in the energy industry; and, (4) the changes in Washington DC with the new administration and its emphasis on renewable energy, as well as conditions in the financial markets generally, may have caused or contributed to this volatility. The stock market in general, and the market for energy related companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies.

We will provide specific terms of these securities in supplements to this prospectus. The applicable prospectus supplements will also describe the specific way we will offer the securities and may also supplement, update or amend information contained in this document. You should read this prospectus and any supplement carefully before you purchase any of our securities. The prospectus supplement will also contain information, where applicable, as to any other listing on the Nasdaq Capital Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

THIS PROSPECTUS MAY NOT BE USED TO OFFER AND SELL SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We may offer the securities in amounts, at prices and on terms determined at the time of offering. We may sell the securities directly to you, through agents we select or through underwriters and dealers we select. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we may expect to receive from such sale will also be set forth in a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 29, 2021.

Contents

ABOUT THIS PROSPECTUS	7
WHO WE ARE	7
RISK FACTORS	9
CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS	11
USE OF PROCEEDS	11
DESCRIPTION OF CAPITAL STOCK	12
DESCRIPTION OF DEBT SECURITIES	17
DESCRIPTION OF WARRANTS	24
DESCRIPTION OF RIGHTS	26
DESCRIPTION OF UNITS	27
LEGAL OWNERSHIP OF SECURITIES	28
PLAN OF DISTRIBUTION	31
INTERESTS OF NAMED EXPERTS AND COUNSEL	34
WHERE YOU CAN FIND ADDITIONAL INFORMATION	34
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	35
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	36

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (the "Commission") utilizing a "shelf" registration process. Under this shelf registration process, we may, from time to time, offer and sell the securities described in the prospectus in one or more offerings up to a total of $150,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell the securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, the statements made or incorporated by reference in this prospectus will be deemed modified or superseded by those made in the prospectus supplement. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading "Where You Can Find Additional Information."

You should rely only on the information that we have provided or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not authorized anyone to provide you with additional or different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and supplement to this prospectus are not an offer to sell these securities and it is not soliciting an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus, and any applicable prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, and any applicable prospectus supplement is delivered or securities sold on a later date.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus outside of the United States.

Unless the context requires otherwise or unless otherwise noted, all references to "OEG," “the Company,” "we," "us," “our," or “Orbital Energy” are to Orbital Energy Group, Inc., a Colorado corporation, and its subsidiaries.

WHO WE ARE

Orbital Energy Group, Inc. (Nasdaq: OEG), formerly known as CUI Global, Inc., is creating a diversified energy services platform through the acquisition and development of innovative companies. Orbital Energy's group of businesses includes: Orbital Gas Systems, Inc., Orbital Gas Systems, North America, Inc., Eclipse Foundation Group, Inc., Orbital Renewables, LLC, Orbital Power Services, and Orbital Solar Services. Orbital Gas Systems is a 30-year leader in innovative gas solutions, serving the energy, power and processing markets through the design, installation and commissioning of industrial gas sampling, measurement and delivery systems. Orbital Power Services provides engineering, construction, maintenance and emergency response solutions to the power, utilities, and midstream markets. Orbital Solar Services provides engineering, procurement and construction expertise in the renewable energy industry and established relationships with solar developers and panel manufacturers in the utility scale solar market. As a publicly traded company, Orbital Energy is dedicated to maximizing shareholder value. But most important, our commitment to conduct business with a high level of integrity, respect, and philanthropic dedication allows the organization to make a difference in the lives of their customers, employees, investors, and global community. In 2019, the Company made the decision to divest of its Power and Electromechanical segment. The domestic portion of the segment was sold in 2019 in two separate transactions and the Company has subsidiaries held for sale in Canada and Japan. In the second quarter of 2020, the Company's continuing operations were reclassified into three reportable segments, which include the Electric Power and Solar Infrastructure Services segment, the Integrated Energy Infrastructure Solutions and Services segment, and the Other segment. The Company’s corporate overhead activities are included in the Other segment. Orbital Energy Group, Inc. has continuing operations in two countries, including the United States and United Kingdom.

We are led by a management team and board of directors that possess substantial experience in energy industries. We have decades of experience in the energy industries that we use to identify and acquire or license market-ready technologies and businesses. Engineering, procurement and construction firms, energy engineering firms, individual entrepreneurs, and a variety of other sources comprise our potential pool of acquisition targets and energy technology licensing partners. These entities often possess exciting revenue streams, service offerings, and technologies, but lack the necessary financial resources to further grown their operations. We possess these capabilities and can serve as a value-added partner in growth, commercialization, enhancing supplier-customer relationships, and providing liquidity to the existing owner. We believe we have a track record of acquiring or licensing, and then commercializing advanced, market-ready energy technologies and businesses due to our management team’s history, as well as due to the marketing, sales, research and development and engineering resources that we are willing to dedicate to commercializing new products and services.

After we identify potential market-ready energy infrastructure businesses and technologies, we put considerable effort into our due diligence process to verify that demand for the operations and technologies exists and that they will have synergies with our current operations. Upon successful completion of an acquisition, we initiate an integration team to work closely with the acquired personnel and technologies to implement synergies and growth initiatives, such a team may consist of engineers, market specialists, finance professionals and sales executives to implement our commercialization strategy. Our ‘‘end-to-end’’ strategy may incorporate branding; conducting market and product surveys, potential customer base, target geographic and end markets; and identifying appropriate commercialization partners.

Securities We Are Offering

We may offer shares of common stock, shares of preferred stock, debt securities, warrants, rights to purchase such securities, either individually or in units, with a total value of up to $150,000,000 from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. Our common stock currently is quoted on the Nasdaq Capital Market under the symbol “OEG.” Shares of common stock that may be offered in this offering will, when issued and paid for, be fully paid and non-assessable.

We refer to our common stock, preferred stock, debt securities, warrants, rights and units in this prospectus as “securities.” This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, as described below under “Plan of Distribution.”

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in an applicable prospectus supplement and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K, our Prospectus Supplement to Prospectus dated September 2, 2020 and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the Commission. These filings are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, documents incorporated by reference. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

The following additional risks could affect an investment in the securities we may offer pursuant to this prospectus.

The trading price of our common stock may continue to be volatile.

Our common stock trades on the Nasdaq Capital Market. There can be no assurance, however, that the trading market for our common stock will be robust. A limited trading market for our common stock may cause fluctuations in the market value of our common stock to be exaggerated, leading to price volatility in excess of that which would occur in a more active trading market for our common stock. The trading price of our common stock has been volatile and could continue to be subject to wide fluctuations in response to various factors, some of which are beyond our control. During calendar year 2020, our common stock traded at a low of $0.49 and a high of $2.47. From the beginning of 2021 through March 31, 2021, our common stock traded at a low of $2.08 and a high of $9.86.

We do not believe that this volatility corresponds to any recent change in our financial condition. However, such factors as: (1) our move into the renewable energy space (specifically solar); (2) the increased market interest in alternative energy stocks; (3) our recent press release outlining our commitment to bringing greater diversity and opportunities for underrepresented minority groups in the energy industry; and, (4) the changes in Washington DC with the new administration and its emphasis on renewable energy, as well as conditions in the financial markets generally, may have caused or contributed to this volatility.

The stock market in general, and the market for energy companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. Public perception and other factors outside of our control may additionally impact the stock price of companies like us that garner a disproportionate degree of public attention, regardless of actual operating performance.

As a result of this volatility, our securities could experience rapid and substantial decreases in price, and you may be able to sell securities you purchase under this prospectus only at a substantial loss to the initial offering price.

Some, but not all, of the factors that may cause the market price of our common stock to fluctuate include:

●	fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us or relevant for our business;

●	changes in estimates of our financial results or recommendations by securities analysts;

●	failure of our services, products, and technologies to achieve or maintain market acceptance;

●	changes in market valuations of similar or relevant companies;

●	success of competitive service offerings or technologies;

●	changes in our capital structure, such as the issuance of securities or the incurrence of debt;

●	announcements by us or by our competitors of significant services, contracts, acquisitions or strategic alliances;

●	regulatory developments in the United States, foreign countries, or both;

●	litigation;

●	additions or departures of key personnel;

●	investors’ general perceptions; and

●	changes in general economic, industry or market conditions.

In addition, if the market for energy stocks, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. Further, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock. However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its common stock.

The number of shares of common stock we may offer (or underlying other securities we may offer) hereunder is significant relative to the number of shares currently outstanding, and if we offer and sell a significant number of such securities, it could result in a decline in the price of our securities.

At the price of our common stock as of the date of this prospectus, the $150 million of securities we may offer under this prospectus, in common stock or equivalents, if offered and sold in its entirety, would represent 36% of the number of shares of common stock we currently have outstanding. If we sell a large number of such securities at one time or over a short period of time, our securities could experience a substantial decrease in price, and you may be able to sell securities you purchase under this prospectus only at a substantial loss to the initial offering price.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we may need to issue additional shares of common stock or securities convertible or exercisable for shares of common stock, including convertible preferred stock, convertible notes, stock options or warrants. The issuance of additional securities in the future will dilute the percentage ownership and potentially voting power of then current stockholders and could negatively impact the price of our common stock and other securities.

CAUTIONARY STATEMENT REGARDING

FORWARD LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect” and the negative and plural forms of these words and similar expressions are intended to identify forward looking statements, but are not the exclusive means of identifying such statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the section titled “Risk Factors,” and include statements regarding the intent, belief or current expectations of the Company and management that are subject to known and unknown risks, uncertainties and assumptions.

This prospectus, any prospectus supplement and the information incorporated by reference in this prospectus and any prospectus supplement also contain statements that are based on the current expectations of our Company and management. You are cautioned that any such forward looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Commission, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of securities offered by this prospectus will be used for general corporate purposes, which may include operating expenses, working capital to improve and promote our commercially available products and service offerings, advance product and service offering candidates, future acquisitions or share repurchases, expand our market presence and commercialization, general capital expenditures and satisfaction of debt obligations. Depending on the sales price of securities offered by this prospectus, we may not be able to raise the maximum offering amount and the Company will have significant discretion in the use and priority of uses of any net proceeds. The net proceeds may be invested temporarily in interest-bearing accounts and investment grade short-term interest-bearing securities until they are used for their stated purpose. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our common stock and preferred stock, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus. It may not contain all the information that is important to you. For the complete terms of our common stock and preferred stock, please refer to our restated articles of incorporation and our amended and restated bylaws, which are incorporated by reference into the registration statement which includes this prospectus. The Colorado Business Corporation Act, as revised, may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock and preferred stock that we may offer, we will describe the particular terms of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any security we offer under that prospectus supplement may differ from the terms we describe below.

We obtained approval for this filing from the investors who purchased 5,555,556 and 10,000,000 shares of our common stock through two registered direct offerings in January 2021.

Our restated articles of incorporation provides for one class of common stock. In addition, our restated articles of incorporation authorizes shares of undesignated preferred stock, the rights, preferences and privileges of which may be designated from time to time by our board of directors.

Our authorized capital stock consists of 335,000,000 shares, all with a par value of $0.001 per share, of which:

●	325,000,000 shares are designated as common stock and

●	10,000,000 shares are designated as preferred stock.

Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol "OEG." As of March 31, 2021, the aggregate market value of our outstanding common stock was approximately $284,058,206 based on 46,566,919 shares of outstanding stock, of which 44,787,133 shares are held by non-affiliates. On March 31, 2021, the last reported sale price for our common stock on the NASDAQ Capital Market was $6.10 per share. As of March 31, 2021, the Company had in excess of 3,000 beneficial holders of our common stock and in excess of 2,300 shareholders of record. The actual number of shareholders is greater than this number of record holders and includes shareholders who are beneficial owners, but whose shares are held in street name by brokers and other nominees.

Voting Rights. Under our restated articles of incorporation, each share of common stock entitles the holder to one vote with respect to each matter presented to our stockholders on which the holders of common stock are entitled to vote. Subject to any rights that may be applicable to any then outstanding preferred stock, our common stock votes as a single class on all matters relating to the election and removal of directors and as provided by law. Holders of our common stock do not have cumulative voting rights and do not have any pre-emptive or other rights to subscribe for or purchase additional shares of capital stock and no conversion rights, redemption or sinking-fund provisions.

Dividends. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock will be entitled to share equally, identically and ratably in any dividends that our board of directors may determine to issue from time to time. We have never paid cash dividends on our common stock. We do not anticipate paying periodic cash dividends on our common stock for the foreseeable future. Any future determination about the payment of dividends will be made at the discretion of our board of directors and will depend upon our earnings, if any, capital requirements, operating and financial conditions and on such other factors as the board of directors deems relevant.

Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, holders of our common stock would be entitled to share ratably in our assets that are legally available for distribution to stockholders after payment of our debts and other liabilities. If we have any preferred stock outstanding at such time, holders of the preferred stock may be entitled to distribution and/or liquidation preferences. In either such case, we must pay the applicable distribution to the holders of our preferred stock before we may pay distributions to the holders of our common stock.

Other Rights. Our stockholders have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, and all shares offered by this prospectus will be when sold, validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock will be subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock that we may designate and issue in the future.

Listing. Our common stock is listed on the Nasdaq Capital Market under the symbol “OEG.”

Transfer Agent and Registrar. The transfer agent for our common stock is Computershare Trust Company N.A. Its address is 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129.

Preferred Stock

Under our restated articles of incorporation, we have authority, subject to any limitations prescribed by law and without further stockholder approval, to issue from time to time up to 10,000,000 shares of preferred stock, par value $0.001 per share, in one or more series. As of March 31, 2021, no shares of preferred stock are currently issued and outstanding.

Pursuant to our restated articles of incorporation, we are authorized to issue “blank check” preferred stock, which may be issued from time to time in one or more series upon authorization by our board of directors. Our board of directors, without further approval of the stockholders, is authorized to set the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions applicable to each series of the preferred stock. The issuance of preferred stock, while providing flexibility in connection with capital raising and other corporate purposes could, among other things, adversely affect the voting power or rights of the holders of our common stock and, under certain circumstances, make it more difficult for a third party to gain control of us, discourage bids for our common stock at a premium or otherwise adversely affect the market price of the common stock.

The following summary description, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to and qualified in its entirety by reference to any preferred stock that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8K, if we offer preferred stock.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

●	the designation and stated value per share of the preferred stock and the number of shares offered;

●	the amount of liquidation preference per share;

●	the price at which the preferred stock will be issued;

●

the dividend rate, or method of calculation of any dividend, the dates on which dividends will be payable,

whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will accumulate;

●	any redemption or sinking fund provisions;

●

if other than the currency of the United States, the currency or currencies, including composite currencies,

in which the preferred stock is denominated and/or in which payments will or may be payable;

●	any conversion provisions; and

●	any other rights, preferences, privileges, qualifications, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be duly authorized, fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of the preferred stock will rank equally as to dividends and liquidation rights in all respects with any other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

Rank. Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:

●

senior to all classes or series of our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

●

on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation,

dissolution or winding up of our affairs; and

●

junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.

Dividends. Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the applicable prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

Redemption. If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

Voting Rights. Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the board of directors with respect to one or more series of preferred stock and indicated in the applicable prospective supplement, the entire voting power and all voting rights shall be vested exclusively in the common stock.

Conversion Rights. The terms and conditions, if any, upon which any series of preferred stock is convertible into common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Transfer Agent and Registrar. Any transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.

Certain Effects of Authorized, but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may issue these additional shares for a variety of corporate purposes, including future public or private offerings to raise additional capital or to facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved preferred stock may enable our board of directors to issue shares of preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that holders of common stock will receive dividend payments or payments upon liquidation.

Select Provisions of Our Bylaws

Effective December 10, 2015, the Orbital Energy Group, Inc. board of directors adopted amended and restated corporate bylaws to implement specific requirements for the nominations of persons for election to the board of directors and the proposal of other business to be considered by the corporation’s stockholders at any meeting of stockholders by or at the direction of the board of directors or by any stockholder of the corporation. The amended and restated bylaws adopt notice procedures and incorporate the provisions of Rule 14a-8 under the Securities Exchange Act of 1934, as amended.

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual stockholders meeting, including proposed nominations of persons for election to our board of directors. At an annual stockholders meeting, stockholders may only consider proposals or nominations specified in the notice of meeting or otherwise properly brought before the meeting by our board of directors. Stockholders may also consider a proposal or nomination by a person who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given to the secretary of the Company timely written notice, in proper form, of his or her intention to bring that business before the annual stockholders meeting. The amended and restated bylaws do not give our board of directors the power to disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting of the stockholders. However, our amended and restated bylaws may have the effect of precluding the conduct of business at a meeting if the proper procedures are not followed.

Our amended and restated bylaws also provide that only our board of directors, the chairperson of the board or the President/Chief Executive Officer may call a special meeting of stockholders. Because our stockholders do not have the right to call a special meeting, a stockholder could not force stockholder consideration of a proposal over the opposition of our board of directors by calling a special meeting of stockholders prior to such time as a majority of our board of directors, the chairperson of the board or the President/Chief Executive Officer believed the matter should be considered or until the next annual meeting provided that the requestor met the notice requirements. The restriction on the ability of stockholders to call a special meeting means that a proposal to replace the board also could be delayed until the next annual stockholders meeting.

These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the indenture, any indenture supplement and the terms of the debt securities, including, in each case, the definitions therein of certain terms. We will file each of these documents, as applicable, with the Commission and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of debt securities. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” below for information on how to obtain a copy of a document when it is filed. The specific terms of the debt securities as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that would contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture would be identical.

General

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

●	the title;

●	the principal amount being offered and, if a series, the total amount authorized and the total amount outstanding;

●	any limit on the amount that may be issued;

●	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

●	the maturity date;

●

whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes and whether we can redeem the debt securities if we have to pay such additional amounts;

●

the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

●	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

●	the terms of the subordination of any series of subordinated debt;

●	the place where payments will be payable;

●	restrictions on transfer, sale or other assignment, if any;

●	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

●

the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

●

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

●	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

▪	incur additional indebtedness;

▪	issue additional securities;

▪	create liens;

▪	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

▪	redeem capital stock;

▪	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

▪	make investments or other restricted payments;

▪	sell or otherwise dispose of assets;

▪	enter into sale-leaseback transactions;

▪	engage in transactions with stockholders and affiliates;

▪	issue or sell stock of our subsidiaries; or

▪	effect a consolidation or merger;

●	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

●	a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

●	information describing any book-entry features;

●	provisions for a sinking fund purchase or other analogous fund, if any;

●

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

●	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

●

any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Any successor to or acquiror of the indentures must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise provided in any applicable prospectus supplement, documents incorporated by reference or free writing prospectus, the following will be events of default under the indenture with respect to each series of debt securities issued thereunder:

(a)

if we fail to pay interest when due and payable and our failure continues for 30 days, or within such other time period as may be specified in the applicable indenture, and the time for payment has not been extended or deferred;

(b)	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

(c)	if specified events of bankruptcy, insolvency or reorganization occur; and

(d)

if we fail to observe or perform any other covenant contained in the debt securities or the indentures,

other than a covenant specifically relating to another series of debt securities, and our failure continues for

 60 days, or within such other time period as may be specified in the applicable indenture, after we receive notice from the debenture trustee or holders of at least a majority in principal amount of the outstanding debt securities of an affected series, or such other percentage as may be specified in the applicable indenture,

 in aggregate principal amount of the outstanding debt securities of the applicable series.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in subsection (d) above, the debenture trustee or the holders of at least 25%, or such other percentage as may be specified in the applicable indenture, in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in subsection (d) above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

●	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

●

subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

●	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

●

the holders of at least 25% (or, in the case of a default of the type described under subsection (d) above, a majority in principal amount of the outstanding debt securities of an affected series) or such other percentage as may be specified in the applicable indenture, in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

●

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 60 days, or within such other time period as may be specified in the applicable indenture, after the notice, request and offer of indemnity.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal premium, if any, or interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may change an indenture without the consent of any holders with respect to the following specific matters:

●	to evidence the succession of another corporation to us and the assumption by any such successor of our covenants in such indenture and in the debt securities issued thereunder;

●	to add to our covenants or to surrender any right or power conferred on us pursuant to the indenture;

●	to establish the form and terms of debt securities issued thereunder;

●

to provide for and evidence a successor trustee under such indenture with respect to one or more series of debt securities issued thereunder or to provide for or facilitate the administration of the trusts under such indenture by more than one trustee;

●

to cure any ambiguity, to correct or supplement any provision in the indenture that may be defective or inconsistent with any other provision of the indenture or to make any other provisions with respect to matters or questions arising under such indenture; provided that no such action adversely affects the interests of the holders of any series of debt securities issued thereunder in any material respect;

●	to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of securities under the indenture;

●	to add any additional events of default with respect to all or any series of debt securities;

●

to supplement any of the provisions of the indenture as may be necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided that such action does not adversely affect the interests of any holder of an outstanding debt security of such series or any other security in any material respect;

●	to make provisions with respect to the conversion or exchange rights of holders of debt securities of any series;

●	to pledge any property or assets to the trustee as security for the debt securities of any series;

●	to add guarantees in respect of the debt securities of one or more series;

●

to change or eliminate any of the provisions of the indenture, provided that any such change or elimination becomes effective only when there is no security of any series outstanding created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

●	to provide for certificated securities in addition to or in place of global securities;

●	to qualify such indenture under the Trust Indenture Act of 1939, as amended;

●

with respect to the debt securities of any series, to conform the text of the indenture or the debt securities of such series to any provision of the description thereof in our offering memorandum or prospectus relating to the initial offering of such debt securities, to the extent that such provision, in our good faith judgment, was intended to be a verbatim recitation of a provision of the indenture or such securities; or

●	to make any other change that does not adversely affect the rights of holders of any series of debt securities issued thereunder in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities; or

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

●	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver; or

●

make any change that adversely affects the right to convert or exchange any security into or for common stock or other securities, cash or other property in accordance with the terms of the applicable debt security.

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

●	register the transfer or exchange of debt securities of the series;

●	replace stolen, lost or mutilated debt securities of the series;

●	maintain paying agencies;

●	hold monies for payment in trust;

●	recover excess money held by the debenture trustee;

●	compensate and indemnify the debenture trustee; and

●	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, the American Stock Transfer & Trust Company, LLC or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

●

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days, or within such other time period as may be specified in the applicable indenture, before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

●	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Repurchases on the Open Market

We, or an affiliate of ours, may at any time or from time to time repurchase any debt security in the open market or otherwise. Such debt securities may, at our option (or our affiliate’s option), be held, resold or surrendered to the trustee for cancellation.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given him or her by the indentures at the request of any holder of debt securities unless he or she is offered reasonable security and indemnity against the costs, expenses and liabilities that he or she might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under that prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the form of warrant agreement and form of warrant certificate relating to each series of warrants that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, if we offer warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●

in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. Eastern Time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single warrant agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our debt securities, common stock, preferred stock or other securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a rights agent, all which will be set forth in the relevant offering material. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights.

The following description is a summary of selected provisions relating to rights that we may offer. The summary is not complete. When rights are offered in the future, a prospectus supplement, information incorporated by reference or a free writing prospectus, as applicable, will explain the particular terms of those securities and the extent to which these general provisions may apply. The specific terms of the rights as described in a prospectus supplement, information incorporated by reference, or free writing prospectus will supplement and, if applicable, may modify or replace the general terms described in this section.

This summary and any description of rights in the applicable prospectus supplement, information incorporated by reference or free writing prospectus is subject to and is qualified in its entirety by reference to the rights agreement and the rights certificates. We will file each of these documents, as applicable, with the Commission and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights. See “Where You Can Find Additional Information” and “Incorporation of Certain Documents by Reference” below for information on how to obtain a copy of a document when it is filed.

The applicable prospectus supplement, information incorporated by reference or free writing prospectus may describe:

●	in the case of a distribution of rights to our stockholders, the date of determining the stockholders entitled to the rights distribution;

●	in the case of a distribution of rights to our stockholders, the number of rights issued or to be issued to each stockholder;

●	the exercise price payable for the underlying debt securities, common stock, preferred stock or other securities upon the exercise of the rights;

●	the number and terms of the underlying debt securities, common stock, preferred stock or other securities which may be purchased per each right;

●	the extent to which the rights are transferable;

●	the date on which the holder’s ability to exercise the rights shall commence and the date on which the rights shall expire;

●	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

●	any other terms of the rights, including, but not limited to, the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The provisions described in this section, as well as those described under “Description of Debt Securities” and “Description of Capital Stock” above, will apply, as applicable, to any rights we offer.

DESCRIPTION OF UNITS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

The following summary description, together with the additional information we may include in any applicable prospectus supplements does not purport to be complete and is subject to and qualified in its entirety by reference to the form of unit agreement and form of unit certificate relating to each series of units that will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K, if we offer units.

General

We may issue units comprised of common stock, preferred stock, debt securities, debt obligations of third parties, including U.S. treasury securities, warrants or any combination thereof. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units, including:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions of the governing unit agreement that differ from those described below; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Stock,” “Description of Debt Securities” and “Description of Warrants” will apply to each unit and to any common stock, preferred stock, debt security or warrants included in each unit, respectively.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Any unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single unit agent may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

We, any unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See “Legal Ownership of Securities” below.

For a more thorough description and historical analysis of our common equity, please see the section of our Form 10-K filed with the Commission on March 30, 2020, Item 5.  Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn, pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders, but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, Computershare Trust Company, 8742 Lucent Blvd., Suite 225, Highlands Ranch, CO 80129 will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

●

An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●

The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

●

The depositary may, and we understand that Computershare Trust Company, N.A. will, require that those who purchase and sell interests in a global security within its book- entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in a global security may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

The global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

●	to or through one or more underwriters or dealers in a public offering and sale by them;

●	directly to investors;

●	through agents;

●

through block trades in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through any combination if these methods of sale; or

●	in any manner, as provided in the applicable prospectus supplement.

We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the times of sale;

●	at prices related to such prevailing market prices; or

●	at negotiated prices.

We will describe the method of distribution of the securities in the applicable prospectus supplement. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our common stock, which is traded on the Nasdaq Capital Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers (as their agents in connection with the sale of the securities). In addition, underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agent. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions, or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent, and describe any compensation received by them from us. Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable Commission rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

We may grant underwriters who participate in the distribution of the securities an option to purchase additional securities to cover overallotments, if any, in connection with the distribution. Any underwriter may engage in overallotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M that stabilize, maintain or otherwise affect the price of the offered securities. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the common stock in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the common stock originally sold by the dealer is purchased in a covering transaction to cover short positions. Those activities may cause the price of the common stock to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. If any such activities will occur, they will be described in the applicable prospectus supplement.

Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us in the ordinary course of business and any such relationships will be described in the applicable prospectus supplement.

If more than 10% of the net proceeds of any offering of securities made under this prospectus will be received by the Financial Industry Regulatory Authority (“FINRA”) members participating in the offering or affiliates or associated persons of such FINRA members, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Legal matters

Johnson, Pope, Bokor, Ruppel & Burns, LLP, Clearwater, Florida will pass upon the validity of the shares of common stock offered hereby unless otherwise indicated in the applicable prospectus supplement. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.

Experts

The audited financial statements of Orbital Energy Group, Inc. (formerly known as CUI Global, Inc.) and subsidiaries, incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

No expert or counsel named in this prospectus as having prepared or having certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parent or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the Commission a registration statement on Form S-3 pursuant to the Securities Act of 1933, as amended, with respect to the offer, issuance and sale of the shares of our common stock being registered herein. This Prospectus does not contain all of the information set forth in the registration statement. For further information with respect to us and the shares of our common stock to be sold in this offering, we make reference to the registration statement.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and are required to file annual, quarterly and current reports, proxy statements and other information with the Commission. You may read and copy all or any portion of the registration statement or any other information, which we filed at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. The address for the Commission's public reference room in Washington, D.C. is U.S. Securities and Exchange Commission, 100 "F" Street, N.E., Washington, DC 20549. You may request copies of these documents, upon payment of a duplicating filing fee, by writing to the Commission. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings with the Commission are also available to you free of charge at the Commission's web site at http://www.sec.gov and our Company website at www.OrbitalEnergyGroup.com.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows us to incorporate by reference the information we file with them under certain conditions, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and any information that we file subsequent to this prospectus with the Commission will automatically update and supersede this information. Our Exchange Act reports are filed under Commission file number 0-29923. The documents we are incorporating by reference are as follows:

Our annual report on Form 10-K for the year ended December 31, 2020, filed with the Commission March 30, 2021.

Our current reports on Form 8-K filed with the Commission on April 6, 2020, April 27, 2020, May 4, 2020, May 8, 2020, June 4, 2020, June 16, 2020, January 4, 2021, January 15, 2021, February 16, 2021, March 26, 2021, March 26, 2021, April 16, 2021, April 26, 2021 and Form 8-K/A filed with the Commission on July 31, 2020, and August 4, 2020;

Our quarterly report on Form 10-Q for the first quarter of 2020, filed with the Commission on May 20, 2020;

Our quarterly report on Form 10-Q for the second quarter of 2020, filed with the Commission on August 18, 2020;

Our quarterly report on Form 10-Q for the third quarter of 2020, filed with the Commission on November 16, 2020;

Our Definitive Proxy Statement on Form 14A filed with the Commission on October 1, 2020;

Our Prospectus Supplement to Prospectus dated September 2, 2020, filed with the Commission January 4. 2021;

Our Prospectus Supplement to Prospectus dated September 2, 2020, filed with the Commission January 15. 2021.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. Do not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of these documents.

The Company will provide to each person, including any beneficial owner, to whom a prospectus is delivered:

(i)	a copy of any or all of the information that has been incorporated by reference in the prospectus, but not delivered with the prospectus;
(ii)	we will provide this information upon written or oral request;
(iii)	we will provide this information at no cost to the requester.

Contact us at:	Orbital Energy Group, Inc. 1924 Aldine Western Houston, Texas 77038

Phone us at:	(832) 467-1420
Email us at:	Investors@OrbitalEnergyGroup.com
Copies online at:	www.OrbitalEnergyGroup.com

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities may be invoked to disclaim liability for damages arising under the Securities Act of 1933, as amended, or the Securities Act of 1934 (collectively, the "Acts"), as amended, it is the position of the Commission that such indemnification is against public policy as expressed in the Acts and are therefore, unenforceable.

ORBITAL ENERGY GROUP, INC.

9,000,000 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 7,153,847 Shares of Common Stock

Warrants to Purchase up to 16,153,847 Shares of Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.

April 28, 2022